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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-4 of Cisco Systems, Inc. of our report dated May 25, 1999 relating to the consolidated financial statements of Aironet Wireless Communication Inc.'s and Subsidiaries, which appear in such Registration Statement. We also consent to the references under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


                                              /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                                PricewaterhouseCoopers LLP

Cleveland, Ohio

February 7, 2000